Exhibit A-2


                   EASTERN NORTH CAROLINA NATURAL GAS COMPANY

                          A North Carolina Corporation

                                     BYLAWS

                             Adopted January 5, 2001


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                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I.
                                     OFFICES

1.1.     Principal office......................................................1
1.2.     Registered office.....................................................1
1.3.     Other offices.........................................................1

                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

2.1.     Place of meetings.....................................................1
2.2.     Annual meetings.......................................................1
2.3.     Substitute annual meeting.............................................2
2.4.     Special meetings......................................................2
2.5.     Notice of meetings....................................................2
2.6.     Waiver of notice......................................................3
2.7.     Voting lists..........................................................4
2.8.     Voting group..........................................................4
2.9.     Quorum................................................................5
2.10.    Proxies...............................................................5
2.11.    Voting of shares......................................................6
2.12.    Inspectors............................................................6
2.13.    Informal action by shareholders.......................................7
2.14.    Inspection of records.................................................7
2.15.    Shareholder Protection Act............................................8
2.16.    Control Share Acquisition Act.........................................8

                                  ARTICLE III.
                               BOARD OF DIRECTORS

3.1.     General powers........................................................8
3.2.     Number and qualifications.............................................8
3.3.     Selection, Removal, Vacancies and Term of Directors...................8
3.4.     Resignation...........................................................8
3.5.     Chairman of the Board.................................................9
3.6.     Compensation..........................................................9

                                   ARTICLE IV.
                              MEETINGS OF DIRECTORS

4.1.     Regular meetings......................................................9
4.2.     Special meetings......................................................9
4.3.     Notice of meetings....................................................9
4.4.     Waiver of notice.....................................................10
4.5.     Quorum...............................................................10
4.6.     Manner of acting.....................................................10
4.7.     Presumption of assent................................................10


                                       (i)


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4.8.     Informal action by directors.........................................11
4.9.     Participation by telephone...........................................11

                                   ARTICLE V.
                                   COMMITTEES

5.1.     Executive Committee..................................................11
5.2.     Finance Committee....................................................12
5.3.     Other committees.....................................................12
5.4.     Meetings.............................................................12
5.5.     Quorum and manner of acting..........................................12
5.6.     Term of office.......................................................13
5.7.     Resignation and removal..............................................13
5.8.     Vacancies............................................................13

                                   ARTICLE VI.
                                    OFFICERS

6.1.     Officers of the Corporation..........................................13
6.2.     Election and term....................................................14
6.3.     Compensation.........................................................14
6.4.     Removal and resignation..............................................14
6.5.     Bonds................................................................14
6.6.     President............................................................14
6.7.     Vice Presidents......................................................15
6.8.     Secretary............................................................15
6.9.     Assistant Secretaries................................................16
6.10.    Treasurer............................................................17
6.11.    Assistant Treasurers.................................................17
6.12.    Voting of stock held.................................................17

                                  ARTICLE VII.
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

7.1.     Contracts............................................................18
7.2.     Loans................................................................18
7.3.     Checks and drafts....................................................18
7.4.     Deposits.............................................................19

                                  ARTICLE VIII.

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

8.1.     Certificates for shares..............................................19
8.2.     Transfer of shares...................................................20
8.3.     Lost or destroyed certificate........................................20
8.4.     Closing transfer books and fixing record date........................20
8.5.     Holder of record.....................................................21


                                      (ii)
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                                   ARTICLE IX.
                                 INDEMNIFICATION

9.1.     Indemnification of directors.........................................22
9.2.     Additional indemnification...........................................23
9.3.     Advance payment of expenses..........................................23
9.4.     Scope of Indemnification.............................................24
9.5.     Action by Board of Directors.........................................24

                                   ARTICLE X.
                               GENERAL PROVISIONS

10.1.    Dividends............................................................24
10.2.    Seal.................................................................25
10.3.    Fiscal year..........................................................25
10.4.    Amendment of Bylaws..................................................25
10.5.    Emergency bylaws.....................................................26


                                     (iii)
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                                   ARTICLE I.
                                   ---------
                                     OFFICES
                                     -------

     1.1    Principal office. The principal office of the Corporation shall be
            ----------------
located at 411 Fayetteville Street Mall, Raleigh, North Carolina 27601, or at such other location designated by the Board of Directors.

     1.2.   Registered office. The registered office of the Corporation required
            -----------------
by law to be maintained in the State of North Carolina shall be located at 411 Fayetteville Street Mall, Raleigh, Wake County, North Carolina 27601, or such other location designated by the Board of Directors.

     1.3.   Other offices. The Corporation may have offices at such other
            -------------
places, either within or without the State of North Carolina, as the Board of Directors may designate or as the affairs of the Corporation may require from time to time.


                                  ARTICLE II.
                                  ----------

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     2.1    Place of meetings. All meetings of shareholders shall be held at
            -----------------
such place, either within or without the State of North Carolina, as may be designated by the Board of Directors or agreed upon by a majority of the shareholders entitled to vote at the meeting.

     2.2.   Annual meetings. The annual meeting of shareholders, for the
            ---------------
election of directors and the transaction of any other business properly brought before the meeting, shall be held at 10:00 o'clock a.m. on April 30th of each year. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day that is not a legal holiday.


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     2.3.   Substitute annual meeting. If the annual meeting is not held on the
            -------------------------
day designated in Section 2.2, a substitute annual meeting may be called as provided in Section 2.4. A substitute annual meeting shall be designated and treated for all purposes as the annual meeting.

     2.4.   Special meetings. Special meetings of the shareholders for any
            ----------------
purpose or purposes may be called at any time by the President, Secretary or Board of Directors of the Corporation. The Corporation shall also hold a special meeting within 30 days after receipt by the Secretary of a dated, written demand, signed by the holders of not less than ten percent of all the votes entitled to be cast on the issue to be considered at the meeting, which demand shall specify the purpose for which the meeting is to be held.

     2.5.   Notice of meetings.
            ------------------

            (a) Written notice stating the place, date and hour of every meeting of shareholders shall be personally delivered or mailed not less than 10 days nor more than 60 days before the date of the meeting to each shareholder of record, determined in accordance with Section 8.4, entitled to notice of the meeting. Notice shall be given by or at the direction of the President, the Secretary or other person calling the meeting. If mailed, such notice shall be effective when deposited in the United States mail, addressed to the shareholder at his address as it appears on the record of shareholders of the Corporation, with postage prepaid.

          (b) In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called, and no business shall be transacted or corporate action taken other than that within the purpose or purposes described in the notice unless a waiver of notice is obtained from all shareholders entitled to vote on the matter. In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state


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the business to be transacted unless required by the provisions of the North
Carolina Business Corporation Act.

            (c) When a meeting is adjourned for 120 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting to persons who are shareholders as of the new record date. When a meeting is adjourned for less than 120 days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

            (d) The transactions of any meeting of shareholders, however called and with whatever notice, if any, are as valid as though taken at a meeting duly held after regular call and notice, if:

               (i) All the shareholders entitled to vote are present in person or by proxy and no objection to holding the meeting is made by any shareholder; or

               (ii) A quorum is present either in person or by proxy and no objection to holding the meeting is made by anyone so present and if, either before or after the meeting, each person entitled to vote who is not present, in person or by proxy, signs a written waiver of notice, a consent to the holding of the meeting or an approval of the action taken as shown by the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     2.6.   Waiver of notice. Any shareholder may waive notice of any meeting
            ----------------
before or after the meeting. The waiver must be in writing, signed by the shareholder and delivered by the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting in person or by proxy (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects


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to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

     2.7.   Voting lists. After the record date for any meeting has been fixed
            ------------
in accordance with Section 8.4, the Secretary of the Corporation shall prepare a list of the shareholders entitled to notice of the meeting or any adjournment thereof, arranged in alphabetical order, and by voting group (including by class and series within a class), if applicable, with the address of and number of shares held by each shareholder. The list shall be kept on file and shall be made available for inspection and copying, following written demand by any shareholder and at such shareholder's expense, at the principal office of the Corporation at any time during the usual business hours or at a place identified in the notice of the meeting in the city where the meeting will be held for a period beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, personally or by or with his representative, during the whole time of the meeting or any adjournment.

     2.8.   Voting group. All shares of one or more classes or series that under
            ------------
the Articles of Incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the Articles of Incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of


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shares shall not be entitled to vote separately by voting group unless expressly authorized by the Articles of Incorporation or specifically required by law.

     2.9.   Quorum.
            ------

            (a) Shareholders holding a majority of the outstanding shares of the capital stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. In the event the Corporation has classes or series of shares entitled to vote as a separate voting group, action requiring the vote of such voting group may be taken only if a majority of those shares is represented in person or by proxy.

            (b) The shareholders present at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

            (c) In the absence of a quorum at the opening of any meeting of shareholders, or in the absence of a quorum of a voting group required to take action at such meeting, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn, without notice except as required by Section 2.5(c). At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

     2.10.  Proxies. Shares may be voted either in person or by one or more
            -------
agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney in fact. A telegram, telex, facsimile or other form of wire or wireless communication appearing to have been transmitted by a shareholder or a photocopy or equivalent reproduction of a writing appointing one or more proxies, shall be a valid form to appoint a proxy. A proxy is not valid after the expiration of 11 months from the date of its execution, unless the person executing it


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specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting. No proxy shall be valid after 10 years from the date of its execution.

     2.11.  Voting of shares.
            ----------------

            (a) Shareholder entitled to vote on a matter coming before the meeting shall be entitled to one vote as to that matter for each share of capital stock held of record by the shareholder.

            (b) Except in the election of directors, which shall be governed by the provisions of Section 3.4, the vote of a majority of the shares present at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the Articles of Incorporation or these Bylaws. Action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless a greater vote is required by law or the Articles of Incorporation or these Bylaws.

            (c) Shares of its own stock owned by the Corporation, directly or indirectly, through a subsidiary corporation or otherwise, shall not be voted and shall not be counted in determining the total number of shares entitled to vote, except that shares held in a fiduciary capacity may be voted and shall be counted to the extent provided by law.

     2.12.  Inspectors. An appropriate number of inspectors for any meeting of
            ----------
shareholders may be appointed by the Chairman of the meeting. The voting inspectors shall, by majority vote, resolve all questions regarding voting of shares, including the number of shares outstanding, the voting owner of each, the shares represented at the meeting, the qualification of voters, the validity of proxies, the existence of a quorum as to any voting group, and the acceptance, rejection and tabulation of votes.


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     2.13.  Informal action by shareholders. Any action that may be taken at a
            -------------------------------
meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the shareholders who would be entitled to vote upon such action at a meeting, and is filed with the Secretary of the Corporation to be kept as part of the corporate records, whether done before or after the action so taken.

     2.14.  Inspection of records. A shareholder shall be able to inspect and
            ---------------------
copy, during regular business hours at the Corporation's principal office, upon the giving of five days' written notice to the Corporation, any of the following records of the Corporation:

            (a)   its Articles, as restated or amended;

            (b)   its Bylaws, as restated or amended;

            (c) resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to such resolutions are outstanding;

            (d) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the previous three years;

            (e) all written communications to shareholders generally within the previous three years;

            (f) the Corporation's financial statements for the previous three years;

            (g) a list of the names and addresses of the current directors and officers;

            (h) the Corporation's most recent annual report delivered to the Secretary of State.


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     2.15.  Shareholder Protection Act. The provisions of Article 9 of
            --------------------------
Chapter 55 of the General Statutes of North Carolina, entitled "The North Carolina Shareholder Protection Act," shall not apply to the corporation.

     2.16.  Control Share Acquisition Act. The provisions of Article 9A of
            -----------------------------
Chapter 55 of the General Statutes of North Carolina, entitled "The North Carolina Control Share Acquisition Act," shall not apply to the corporation.


                                  ARTICLE III.
                                  -----------

                               BOARD OF DIRECTORS
                               ------------------

     3.1    General powers. The business and affairs of the Corporation shall be
            --------------
directed by its Board of Directors. Except as otherwise expressly provided in any shareholders' agreement, or by law, the Articles of Incorporation or these Bylaws, all of the power of the Corporation shall be vested in the Board of Directors.

     3.2.   Number and qualifications. The number of directors constituting the
            -------------------------
board of directors shall be nine (9). Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

     3.3.   Selection, Removal, Vacancies and Term of Directors. Directors shall
            ---------------------------------------------------
be selected, removed, and serve such terms as provided for in the Shareholder Agreement.

     3.4.   Resignation. Except as otherwise expressly provided in any
            -----------
shareholders' agreement, any/a director may resign at any time by communicating his resignation to the Board of Directors, its Chairman, or the Corporation. Such resignation is effective when communicated unless it specifies in writing a later date or subsequent event upon which it will become effective.

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     3.5.   Chairman of the Board. There may be a Chairman and Vice Chairman of
            ---------------------
the Board of Directors elected by the directors from their number at any meeting of the Board of Directors. The Chairman, or in his absence the Vice Chairman, shall preside at all meetings of the Board of Directors, and each shall perform such other duties as may be directed by the Board of Directors. The Chairman and Vice Chairman shall be officers of the Corporation.

     3.6.   Compensation. The Board of Directors may provide for the
            ------------
compensation of directors for their services as such and for the payment or reimbursement of any or all expenses incurred by directors in attending regular and special meetings of the Board of Directors. This provision shall not preclude directors from serving the Corporation in other capacities and receiving compensation for such other services.


                                   ARTICLE IV.
                                   ----------

                              MEETINGS OF DIRECTORS
                              ---------------------

     4.1    Regular meetings. A regular meeting of the Board of Directors shall
            ----------------
be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

     4.2.   Special meetings. Special meetings of the Board of Directors may be
            ----------------
called by or at the request of the President or any two directors. Such a meeting may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

     4.3.   Notice of meetings. Regular meetings of the Board of Directors may
            ------------------
be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least 24 hours before the meeting, give or cause to be given notice thereof by any usual means

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of communication. Notice of a regular or special meeting need not specify the purpose for which the meeting is called. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting at which adjournment is taken and if the period of adjournment does not exceed 10 days in any one adjournment.

     4.4.   Waiver of notice. Any director may waive notice of any meeting,
            ----------------
either before or after the meeting. Except as set forth in the next sentence, a waiver of notice shall be in writing, signed by the director entitled to notice, and filed by the Secretary with the corporate records as part of the minutes of the meeting. The attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting (or promptly upon his arrival) objects to the holding of the meeting or transacting business at the meeting and does not vote for or assent to any action taken at the meeting.

     4.5.   Quorum. A majority of the number of directors in office immediately
            ------
before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

     4.6.   Manner of acting. Except as provided in any shareholders' agreement,
            ----------------
as otherwise provided in these Bylaws or as required by law, an action approved by the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     4.7.   Presumption of assent. A director of the Corporation who is present
            ---------------------
at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) he objects at the beginning of the meeting, or promptly upon his arrival, to holding, or transacting business at, the meeting, (b) his dissent or abstention from the action is entered in the minutes of the meeting or (c) he files his written

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dissent to or abstention from such action with the person acting as the secretary of the meeting before the adjournment thereof or forwards his written dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of such action.

     4.8.   Informal action by directors. Action taken without a meeting is
            ----------------------------
nevertheless action of the Board of Directors if written consent to the action in question is signed by all of the directors and filed with the minutes of the proceedings of the Board of Directors, whether done before or after the action so taken.

     4.9.   Participation by telephone. Any one or more directors or members of
            --------------------------
a committee may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications device that allows all persons participating in the meeting to hear each other. Participation by this means shall be deemed presence in person at the meeting.


                                   ARTICLE V.
                                   ---------

                                   COMMITTEES
                                   ----------

     5.1    Executive Committee.
            -------------------

                (i) Except as otherwise expressly provided in any shareholders' agreement, the Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may designate from among its members an Executive Committee, which shall consist of not less than four directors, two selected by Progress Energy and two selected by APEC, plus the President. When the Board of Directors is not in session, the Executive Committee shall have such powers as are granted to it by the Board of Directors and/or by law.

            (b) The Executive Committee shall report at a regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board of Directors since the last regular or special meeting of the Board of Directors.

     5.2.   Finance Committee. Except as otherwise expressly provided in any
            -----------------
shareholders' agreement, the Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may elect a Finance Committee. The Finance Committee shall consider and report to the Board of Directors with respect to plans for corporate expansion, capital structure and long-range financial requirements. The Finance Committee shall also consider and report to the Board of Directors with respect to such other matters relating to the financial affairs of the Corporation as may be requested by the Board of Directors or the appropriate officers of the Corporation. The Finance Committee shall report periodically to the Board of Directors on all action which it might have taken.

     5.3.   Other committees. Except as otherwise expressly provided in any
            ----------------
shareholders' agreement, the Board of Directors, by resolution duly adopted, may establish such other standing or special committees as it might deem advisable. The members, terms and authority of such committees shall be as set forth in the resolutions establishing them.

     5.4.   Meetings. Regular and special meetings of any committee established
            --------
pursuant to this Article V may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

     5.5.   Quorum and manner of acting. A majority of the members of any
            ---------------------------
committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of


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business at such meeting. The action of a majority of those members present at a committee meeting at which a quorum is present shall constitute the act of the committee.

     5.6.   Term of office. Members of any committee shall be elected as
            --------------
provided above and shall hold office until their successors are elected by the Board of Directors or until such committee is dissolved by the Board of Directors.

     5.7.   Resignation and removal. Except as otherwise expressly provided in
            -----------------------
any shareholders' agreement, any member of a committee may resign at any time by giving written notice of his intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

     5.8.   Vacancies. Except as otherwise expressly provided in any
            ---------
shareholders' agreement, any vacancy occurring in a committee resulting from any cause whatever may be filled by the Board of Directors.


                                   ARTICLE VI.
                                   ----------

                                    OFFICERS
                                    --------

     6.1.   Officers of the Corporation. The officers of the Corporation shall
            ---------------------------
consist of a President, a Secretary and Treasurer. Other officers, including a Chairman and Vice Chairman of the Board of Directors (as provided in Section 3.7), one or more Vice Presidents (whose seniority and titles, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors), Assistant Secretaries and Assistant Treasurers, or other officers having such powers as granted by the Board of Directors, may from time to time be elected by the Board of Directors. Any two or more offices, except President and Secretary, may be held by the same

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person. No officer may act in more than one capacity where the action of two or more officers is required.

     6.2.   Election and term. The officers of the Corporation shall be elected
            -----------------
by the Board of Directors and each officer shall hold office until his death, resignation, retirement, removal or disqualification or until his successor shall have been elected and qualified.

     6.3.   Compensation. The compensation of all officers of the Corporation
            ------------
shall be fixed by the Board of Directors, and no officer shall serve the Corporation in any other capacity and receive compensation therefor unless such additional compensation is authorized by the Board of Directors prior to the rendition of such services.

     6.4.   Removal and resignation. Any officer or agent elected or appointed
            -----------------------
by the Board of Directors may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. An officer may resign at any time, by communicating his resignation to the Corporation, but such resignation shall be without prejudice to the contract rights, if any, of the Corporation with such officer.

     6.5.   Bonds. The Board of Directors may by resolution require any officer,
            -----
agent, or employee of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

     6.6.   President. The President shall be a director and the chief executive
            ---------
officer of the Corporation and shall be primarily responsible for the implementation of policies of the Board of Directors. He shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority

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of the Board of Directors. In the absence of the Chairman and the Vice-Chairman of the Board, or if there are no such officers, the President shall preside at all corporate meetings. He may sign and execute in the name of the Corporation stock certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

     6.7.   Vice Presidents. Each Vice President, if any, shall have such powers
            ---------------
and duties as may from time to time be assigned to him by the President or the Board of Directors or delegated to him by the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, share certificates or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed. In the absence of the President or in the event of his death, inability or refusal to act, the Vice Presidents in the order of their length of service as Vice Presidents, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

     6.8.   Secretary. The Secretary shall keep the minutes of the meetings of
            ---------
shareholders and, unless another person is designated by the Board of Directors, meetings of the Board of Directors. When requested, he shall also act as secretary of the meetings of any committee of the Board of Directors. He shall keep all minutes of all such meetings in books designated for those purposes. The Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. He shall have custody of the deeds, leases, contracts and other important corporate documents and shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation. He shall have custody of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized. He shall keep a register of the post office address of each shareholder that is furnished to the Secretary by such shareholder. He shall sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and he shall have general charge of the stock transfer books of the Corporation. He shall keep or cause to be kept in the State of North Carolina at the Corporation's registered office or principal place of business a record of the Corporation's shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, and prepare or cause to be prepared voting lists prior to each meeting of shareholders as required by law. He shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, by the Board of Directors or by these Bylaws.

     6.9.   Assistant Secretaries. In the absence of the Secretary or in the
            ---------------------

event of his death, inability or refusal to act, any Assistant Secretary designated by the President unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties as may be assigned to them by the Secretary, by the President, or by the Board of Directors. Any Assistant Secretary may sign, with the

President or a Vice President, documents authorized to be signed by the Secretary and certificates for shares of the Corporation.

     6.10.  Treasurer. The Treasurer shall have charge of and be responsible for
            ---------
all funds and securities, receipts and disbursements of the Corporation, and shall deposit all money and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors pursuant to
Section 7.4. He shall be responsible for (i) maintaining adequate financial accounts and records in accordance with generally accepted accounting practices;
(ii) preparing appropriate operating budgets and financial statements; (iii) preparing and filing all tax returns required by law; (iv) preparing a true statement of the Corporation's assets and liabilities as of the close of each fiscal year, all in reasonable detail, which statement shall be filed at the Corporation's registered office or principal place of business in the State of North Carolina within four months after the end of such fiscal year and kept available there for a period of at least ten years; and (v) performing all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, by the Board of Directors, by the Finance Committee or by these Bylaws.

     6.11.  Assistant Treasurers. In the absence of the Treasurer or in the
            --------------------
event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, by the President, by the Board of Directors or by the Finance Committee.

     6.12.  Voting of stock held. Unless otherwise provided by vote of the Board
            --------------------
of Directors, the President, any Vice President or the Secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, to waive notice of meetings or to consent in writing to any action by any other such corporation, and may instruct the person or persons so appointed as to the manner of casting votes, waiving notice or giving consent, and may execute or cause to be executed on behalf of the Corporation written proxies, consents, waivers or other instruments he may deem necessary or proper. The President, any Vice President or the Secretary may himself attend any meeting of the holders of stock or other securities of such other corporation and vote or exercise any powers of the Corporation as the holder of such stock or other securities.


                                  ARTICLE VII.
                                  ------------

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

     7.1    Contracts. The Board of Directors may authorize any officer or
            ---------
officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     7.2.   Loans. No loans shall be contracted on behalf of the Corporation and
            -----
no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     7.3.   Checks and drafts. All checks, drafts or other orders for the
            -----------------
payment of money, issued in the name of the Corporation, shall be signed by such officer or officers, agent or employees of the Corporation and in such manner, including facsimile signatures, as shall from time to time be determined by resolution of the Board of Directors.

     7.4.   Deposits. All funds of the Corporation not otherwise employed shall
            --------
be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors may select.


                                 ARTICLE VIII.
                                 ------------

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER
                   ------------------------------------------

     8.1.   Certificates for shares. Certificates representing shares of the
            -----------------------
capital stock of the Corporation shall be in such form, stating thereon the information required by law, as shall be determined by the Board of Directors. The Corporation shall issue and deliver to each shareholder certificates representing all fully paid shares owned by him. Certificates shall be signed by the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. Transfer agents or registrars, or both, for one or more classes of the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing stock of such class or classes. The signatures of any such officers upon a certificate may be facsimiles or may be engraved or printed or omitted if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile or other signature has been placed upon a certificate ceases to hold the office before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if he held the office on the date of issuance. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class or series of shares and the date of issuance, shall be entered on the stock transfer books of the Corporation.

     8.2.   Transfer of shares. Except as otherwise expressly provided in any
            ------------------
shareholders' agreement, transfer or assignment of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by a duly authorized agent, transferee or legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, upon surrender for cancellation of the certificate for such shares duly endorsed.

     8.3.   Lost or destroyed certificate. The Board of Directors may direct
            -----------------------------
that a new certificate be issued in place of any certificate previously issued by the Corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming loss or destruction. When authorizing the issuance of a new certificate, the Board of Directors shall require that the owner of the certificate, or his legal representative, give the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in its judgment the circumstances justify omission of a bond.

     8.4. Closing transfer books and fixing record date.
          ---------------------------------------------

            (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 70 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting.

            (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than 50 days and, in case of a meeting of shareholders, not less than 10 days immediately preceding the date on which the particular action requiring such determination of shareholders is to be taken.

            (c) If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

            (d) When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     8.5. Holder of record. Except as otherwise provided by law, the Corporation
          ----------------
may treat as the absolute owner of shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership, irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon the records of the Corporation or upon the share certificate.

                                  ARTICLE IX.
                                  ----------

                                 INDEMNIFICATION
                                 ---------------

     9.1  Indemnification of directors.
          ----------------------------

          (a) Subject to the following provisions of this Article IX, the Corporation shall indemnify an individual who is made party to a proceeding because he is or was a director if:

               (i)   he conducted himself in good faith;

               (ii) he reasonably believed, (y) in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interests; and (z) in all other cases, that his conduct was at least not opposed to its best interests; and

               (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

          (b) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest is not determinative, of itself, that the director did not meet this standard of conduct.

          (c) The Corporation shall not indemnify a director in connection with (i) a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation, or (ii) any other proceeding in which the director is adjudged liable on the basis that he received an improper personal benefit. In the event that a proceeding by or in the right of the Corporation is concluded without a final adjudication on the issue of liability, indemnification of the director is limited to reasonable expenses incurred in connection with such proceeding.

     9.2. Additional indemnification.
          --------------------------

          (a) The Corporation may indemnify any one or more of the following, except that no such person shall be indemnified against liability or expenses he may incur on account of activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the
Corporation:

                (i) Any of the Corporation's directors, officers, employees, or agents;

                (ii) Any person who, at the request of the Corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan.

          (b) Indemnification hereunder shall extend to the recovery from the Corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted herein.

          (c) The Corporation may purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent.

     9.3. Advance payment of expenses. The Corporation shall pay the expenses
          ---------------------------
incurred by a director, officer, employee or agent of the corporation in defending a civil or criminal action, suit or proceeding in advance of final disposition upon receipt of an undertaking by or on behalf of such claimant to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation against such expenses.

     9.4. Scope of indemnification. Indemnification provided under this
          ------------------------
Article IX, at the option of the Board, shall extend to (a) reasonable expenses, including attorneys' fees, actually and necessarily incurred by the claimant in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and
(b) payments made by the claimant in satisfaction of any judgment, money decree, fine, penalty or reasonable settlement for which he may have become liable in any such action, suit or proceeding.

     9.5. Action by Board of Directors. If any action is necessary or
          ----------------------------
appropriate to authorize the Corporation to pay the indemnification required by this bylaw, the Board of Directors shall take such action, including (a) making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him, (b) giving notice to, and obtaining approval by, the shareholders of the Corporation, and (c) taking any other action.


                                   ARTICLE X.
                                   ---------

                               GENERAL PROVISIONS
                               ------------------

     10.1.  Dividends. The Board of Directors may from time to time declare,
            ---------
and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its Articles of Incorporation.

     10.2.  Seal. The corporate seal of the Corporation shall consist of two
            ----
concentric circles between which is the name of the Corporation (with abbreviations, if necessary) and in the center of which is inscribed "SEAL".

     10.3.  Fiscal year. The fiscal year of the Corporation shall be as fixed by
            -----------
the Board of Directors.

     10.4.  Amendment of Bylaws.
            -------------------

            (a) Except as otherwise provided in any shareholders' agreement, by law, by the Articles of Incorporation or herein, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of shareholders holding a majority of shares of the common stock of the Corporation entitled to vote or by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

            (b)   The Board of Directors shall have no power to adopt a bylaw:
(i) prescribing quorum or voting requirements for action by shareholders or directors different from those prescribed by law; (ii) increasing or decreasing the number of directors; or (iii) classifying and staggering the election of directors. No bylaw adopted or amended by the shareholders shall be amended or repealed by the Board of Directors, except to the extent that such bylaw expressly authorizes its amendment or repeal by the Board of Directors.

     10.5.  Emergency bylaws.
            ----------------

            (a) In accordance with N.C.G.S. ss. 55-2-07(d), the bylaws set forth in this Section 10.5 shall be effective only in the event that a quorum of the Board of Directors cannot be assembled because of some catastrophic event.

            (b) In the event of an emergency described in (a) above and in N.C.G.S. ss. 55-2-07(d), a meeting of the Board of Directors may be called by giving notice only to those directors whom it is practicable to reach and may be given by any practicable manner, including by publication and radio. One or more of the officers present at the meeting of the Board of Directors may be deemed to be a director for the meeting, in order of rank and within the same rank in order of seniority, as necessary to achieve a quorum.

            (c) During the emergency, the Board of Directors may modify lines of succession to accommodate the incapacity of any director, officer, employee or agent, and relocate the principal office, designate alternate principal offices or regional offices, or authorize the officers of the Corporation to do any of the foregoing.

            (d) Bylaws may authorize any other provisions necessary for managing corporate affairs. All other provisions of these Bylaws consistent with this Section 10.5 shall remain effective during the emergency described in (a) above.

            (e) Corporate action taken in good faith in an emergency pursuant to these Bylaws and N.C.G.S.ss. 55-3-03 to further the ordinary business affairs of the Corporation shall be binding upon the Corporation.

            (f) These emergency bylaws can be repealed only by action of the shareholders.